UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024 (November 13, 2024)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on November 13, 2024, LogicMark, Inc. (the “Company”) entered into settlement and release agreements (the “Settlement Agreements”) with the current and former holders (the “Holders”) of its Series B common stock purchase warrants (the “Warrants”) exercisable for up to an aggregate of 9,670,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”).

In connection with the Settlement Agreements, on November 13, 2024, the Company filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”): (i) a Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Non-Voting Preferred Stock (the “Series H Certificate of Designation”) to designate 1,000 shares of the Company’s authorized and unissued preferred stock as Series H Convertible Non-Voting Preferred Stock, $0.0001 par value per share (the “Series H Preferred Stock”); and (ii) a Certificate of Designation of Preferences, Rights and Limitations of Series I Non-Convertible Voting Preferred Stock (the “Series I Certificate of Designation,” and together with the Series H Certificate of Designation, the “Certificates of Designation”) to designate 1,000 shares of the Company’s authorized and unissued preferred stock as Series I Non-Convertible Voting Preferred Stock, $0.0001 par value per share (the “Series I Preferred Stock”, and together with the Series H Preferred Stock, the “Preferred Stock”). Each Certificate of Designation became effective upon its filing with the Nevada Secretary of State and establishes the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the applicable Preferred Stock as summarized below.

Pursuant to the Settlement Agreements, on November 14, 2024, the Company issued to the Holders an aggregate of (i) 1,000 shares of Series H Preferred Stock and (ii) 1,000 shares of Series I Preferred Stock.

Terms of the Series H Preferred Stock

Stated Value. Each share of Series H Preferred Stock has a stated value of $1,000.

Voting. Holders of the shares of Series H Preferred Stock are not entitled to vote on matters on which the holders of shares of Common Stock are entitled to vote until and unless such holder has converted such shares of Series H Preferred Stock into Conversion Shares. Notwithstanding the foregoing, so long as any shares of Series H Preferred Stock are outstanding, the Company cannot, without the affirmative vote of the holders of a majority of the then-outstanding shares of Series H Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the Series H Certificate of Designation, (b) amend the Articles of Incorporation or any other charter documents of the Company in any manner that adversely affects any rights of the Holders or (c) enter into any agreement with respect to any of the foregoing.

Ranking. The Series H Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, are junior in rank only to the Company’s Series F Convertible Preferred Stock, $0.0001 par value per share, the Series C Non-Convertible Voting Preferred Stock, $0.0001 par value per share, and any capital stock a majority of holders of the Series H Preferred Stock consent to the creation of.

Conversion. At any time from and after the first date of issuance of any Series H Preferred Stock (the “Initial Issuance Date”), a holder of Series H Preferred Stock may convert all, or any part, of the outstanding Series H Preferred Stock, at any time at such holder’s option, into Conversion Shares at an initial conversion price of $0.4654, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Subject to the rules and regulations of the Nasdaq Capital Market, the Company has the right to, at any time, with the written consent of a majority of the holders of outstanding Series H Preferred Stock, lower the conversion price to any amount. In addition, the conversion price of the Series H Preferred Stock will reset on the fifth trading day following the effective date of the Company’s next reverse stock split of its outstanding Common Stock to the greater of (i) the lowest volume weighted average price of the Common Stock on the Nasdaq Stock Market LLC during the five trading days immediately preceding the reset date and (ii) a floor price of $0.1785. The shares of Series H Preferred Stock are initially convertible into approximately 2,148,689 shares of Common Stock.

Each holder of Series H Preferred Stock is prohibited from converting their shares of Series H Preferred Stock if, after giving effect to the issuance of such Conversion Shares, such holder together with its affiliates would beneficially own more than 4.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”). A holder of Series H Preferred Stock may increase such Beneficial Ownership Limitation to 9.99% upon notice to the Company.

Pro Rata Distributions. During such time as the Series H Preferred Stock is outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), other than dividends or issuances of rights pursuant to the Company’s existing rights agreement to holders of Common Stock or Common Stock Equivalents (a “Distribution”), at any time after the issuance of the Series H Preferred Stock, then, in each such case, the holder will be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series H Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the beneficial ownership limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding such limitation, then the holder will not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the holder until such time, if ever, as its right thereto would not result in the holder exceeding the beneficial ownership limitation).

Redemption. The shares Series H Preferred Stock are not redeemable.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, the Series H Preferred Stock holders are entitled to the greater of (a) the aggregate Stated Value of the shares of Series H Preferred Stock and (b) such amount the holders of shares of Series H Preferred Stock would be entitled to receive if their shares of Series H Preferred Stock were fully converted.

Terms of Series I Preferred Stock

Voting. The Series I Preferred Stock entitle the holder thereof to two (2) votes on all matters submitted to a vote of the stockholders of the Company, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. The holders of Series I Preferred Stock will vote together with the holders of shares of Common Stock as one class on all matters submitted to a vote of the stockholders of the Company, subject to certain exceptions.

Ranking. The Series I Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, are junior in rank to all other series of Preferred Stock.

Conversion. The shares of Series I Preferred Stock are not convertible or exchangeable into shares of Common Stock.

Redemption. The Series I Preferred Stock will be automatically redeemed by the Company for no consideration upon the redemption, conversion or sale of shares of Series H Preferred Stock on a one for one basis.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, Series I Preferred Stock holders are entitled to greater of (a) $0.4654 per share or (b) an amount per share, equal to two (2) times the aggregate amount to be distributed per share to holders of Common Stock, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Merger, Consolidation, Etc. Event. In the event the Company effects a merger, consolidation or other such similar transaction in which shares of Common Stock are exchanged for, or changed into other securities, cash and/or any property, then the Series I Preferred Stock shall be similarly exchanged or changed in an amount per share equal to two (2) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

The forgoing descriptions of the Series H Certificate of Designation and Series I Certification of Designation do not purport to be complete and are qualified in their entirety by reference to the copies of the Series H Certificate of Designation and Series I Certificate of Designation attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

 .

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Non-Voting Preferred Stock, as filed with the Secretary of State of the State of Nevada on November 13, 2024.
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series I Non-Convertible Voting Preferred Stock, as filed with the Secretary of State of the State of Nevada on November 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2024	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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